Exhibit 10.16

SUPPLEMENTAL AGREEMENT

The Supplemental Agreement (hereinafter referred to as the "Agreement'') is entered into as of 21st June, 20 l 9 by and between:

Party A: EIGATE (HONG KONG) TECHNOLOGY CO., LIMITED, company number 51739757, a company incorporated in Hong Kong.

Party B: ASPIRE SCIENCE AND TECHNOLOGY LIMITED, company number 67021586, a company incorporated in Hong Kong.

Whereas,

Party A and Party B signed a Loan Agreement Contract on Ist September 2018 (hereinafter referred as the "Agreement"), that Party A agreed to lend a total sum of USD 80,000,000 to Party B A Supplemental Agreement to Loan Agreement signed on 24th September 2018 between Party A and LIU TUANFANG (HKID number M826820(2)), the sole director of Party A and Party B, specified that USD 50,000,000 out of the above-mentioned USD 80,000,000 loan being the personal loan from LIU TUANFANG to Party B. The residual USD 30,000,000 loan from the Agreement remained as company loan from Party A to Party B.

This Supplemental Agreement is agreed by both parties that regarding the repayment of USD 30,000,000 loan governed by the above-mentioned agreements, Party A hereby specified that LIU TUANFANG (HKID number M826820(2)), the sole director of Party A, being the additional designated payee of above-mentioned loan repayment.

Agree and accepted by:
El GATE (HONG KONG) TECHNOLOGY CO .. LIMITED

Date: 21th June, 2019

Agree and accepted by:
ASPIRE SCIENCE AND TECHNOLOGY LIMITED

Date: 21th June, 2019